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                                                                     EXHIBIT 8.1


                                                July 2, 1998




Global Crossing Ltd.
Wessex House
45 Reid Street
Hamilton HM12, Bermuda

Dear Sirs:

        We have acted as special United States tax counsel to Global Crossing Ltd. (the "Issuer"), in connection with the offering of common stock of the Issuer (the "Common Stock").

        In connection with the offering, we have examined the Pre-Effective Amendment No. 1, dated July 2, 1998, to the Registrant's Registration Statement on Form S-1 (File No. 333-53393) (the "Registration Statement") under the Securities Act of 1933, as amended. In addition, we have examined such other documents, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity of all final documents to drafts reviewed by us, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and
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Global Crossing Ltd.                                               July 2, 1998


the authenticity of the originals of such latter documents. Further, we have relied upon certain other statements and representations made by the officers of the Issuer and its affiliates and by representatives of the Issuer and its affiliates. We also have assumed that the Registration Statement will be in the form examined by us as set forth above.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that the statements set forth in the Prospectus under the caption "Taxation of Stockholders--United States Federal Income Tax Considerations", insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.
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Global Crossing Ltd.                                               July 2, 1998


        We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "Taxation of Stockholders" and "Legal Matters" in the Prospectus included in the Registration Statement.

                                 Very truly yours,

                                 /s/Simpson Thacher & Bartlett

                                 SIMPSON THACHER & BARTLETT